Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers Core Income Fund of our report dated April 18, 2012; Strategic Advisers Emerging Markets Fund of our report dated April 16, 2012; Strategic Advisers Income Opportunities Fund of our report dated April 16, 2012; Strategic Advisers International Fund of our report dated April 17, 2012; Strategic Advisers International II Fund of our report dated April 17, 2012; Strategic Advisers Small-Mid Cap Fund of our report dated April 16, 2012; Strategic Advisers Small-Mid Cap Multi-Manager Fund of our report dated April 17, 2012; Strategic Advisers U.S. Opportunity Fund of our report dated April 18, 2012; and Strategic Advisers U.S. Opportunity II Fund of our report dated April 17, 2012 on the financial statements and financial highlights included in the February 29, 2012 Annual Reports to Shareholders, which is also incorporated by reference into the Registration Statement.

We further consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP
Boston, Massachusetts April 24, 2012